Exhibit 99.1

Praxair Reports Second-Quarter 2015 Results

  Sales of $2.7 billion, adjusted EPS of $1.45, up 2% ex-FX*
  Adjusted EBITDA and operating margins grew to 33.4% and 22.9%, respectively*
  Strong operating cash flow of $0.7 billion; $0.4 billion returned to shareholders through dividends and net share repurchases
  Diluted shares 2% below prior-year quarter; new $1.5 billion share repurchase program authorized
  Return on capital 12.6%; return on equity 30.5%*
  Adjusted EPS guidance: 2015 full year $5.80 to $5.95, up 3% to 6% year-over-year, ex-FX and 3Q15 $1.42 to $1.49*

DANBURY, Conn.--(BUSINESS WIRE)--July 29, 2015--Praxair, Inc. (NYSE:PX) reported second-quarter net income and diluted earnings per share of $308 million and $1.06, respectively. These results include the impact of a $146 million pre-tax charge, or 39 cents of diluted earnings per share. This charge was related to cost reduction actions taken in response to lower volumes resulting from economic slowdown in emerging markets and energy related end-markets. Excluding the charge, adjusted net income and diluted earnings per share were $420 million and $1.45, respectively.*

Praxair’s results in the second quarter, as compared to the prior year, were challenged by negative impacts from foreign currency translation, as the U.S. dollar remained strong against most foreign currencies. Sales in the second quarter were $2,738 million, 12% below the prior-year quarter, primarily due to the impact of negative currency translation of 9% and lower cost pass-through of 2%. Organic sales were 1% lower than the prior-year quarter as positive price and new project contribution were offset by weaker underlying industrial activity in Brazil and China and from weaker metals, energy and manufacturing in the United States.

Reported operating profit in the second quarter was $480 million. Adjusted operating profit of $626 million was 1% below the prior-year quarter, excluding currency effects. Adjusted operating profit as a percentage of sales grew to 22.9% and the adjusted EBITDA margin grew to 33.4% primarily due to price, strong cost control and productivity gains.*

Second-quarter cash flow from operations of $707 million funded $352 million of capital expenditures. Acquisition expenditures in the quarter were $38 million, primarily related to packaged gas businesses in North and South America. The company paid $205 million of dividends and repurchased $217 million of stock, net of issuances. After-tax return on capital and return on equity for the quarter were 12.6% and 30.5%, respectively.*

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “The second quarter continued to reflect broad-based demand in chemicals, refining and less cyclical end-markets such as healthcare and food and beverage, but revealed further weakening in macro-economic driven demand in South America, China and certain end-markets in the U.S., such as manufacturing and energy. As such, we took actions to better align our organization with these trends.”

“During the second quarter, our employees’ commitment to managing the things within our control enabled Praxair to grow the operating margin to a healthy 23%. Our resilient business model again generated strong operating cash flow of more than $700 million to support our disciplined capital allocation strategy.”

“When the markets recover, and ultimately they will, we expect to be in a strong position to realize highly accretive growth.”

For the third quarter of 2015, Praxair expects diluted earnings per share in the range of $1.42 to $1.49.* This EPS guidance assumes a negative currency translation impact of approximately 12% year-over-year. It also excludes the impact of pension settlement charges expected to be recorded in the third quarter.

For full-year 2015, Praxair expects adjusted diluted earnings per share to be in the range of $5.80 to $5.95, up 3% to 6% ex-currency from 2014.* This EPS guidance assumes a negative currency translation impact of approximately 11% year-over-year. Full-year capital expenditures are expected to be approximately $1.6 billion and the effective tax rate is forecasted to remain at approximately 28%.

Following is additional detail on second-quarter 2015 results by segment.

In North America, second-quarter sales were $1,482 million, down 1% from the prior-year quarter excluding cost-pass through and negative currency translation. Volume growth to food and beverage and refinery customers was more than offset by weaker metals, upstream energy and manufacturing end-markets. Operating profit of $388 million was comparable to the prior-year quarter, excluding currency translation, as price, productivity and cost actions were offset by lower volumes.

In Europe, second-quarter sales were $331 million, 19% below the prior-year quarter. Organic sales were 1% below the prior year as growth in manufacturing, food and beverage and healthcare was offset by lower energy end-market sales in Northern Europe. Operating profit of $63 million was steady with the prior-year quarter, excluding currency translation, as price and productivity offset the impact of lower volumes.

In South America, second-quarter sales were $388 million, 24% below the prior-year quarter. Organic sales, excluding negative currency translation and cost pass-through, grew 3% primarily from higher price which offset lower volumes. Operating profit was $81 million.

Sales in Asia were $387 million in the quarter, 2% above the prior year excluding currency and cost pass-through. Volume growth from new plant start-ups was offset primarily by slowing industrial activity in China. Operating profit was $69 million.

Praxair Surface Technologies had second-quarter sales of $150 million as compared to $174 million in the prior-year quarter. Excluding negative currency translation impact, organic sales were 6% lower. Favorable price and higher aerospace volumes were more than offset by weaker energy end-market sales. Operating profit was $25 million.

*See the attachments for calculations of non-GAAP measures. Second-quarter 2015 results are adjusted to exclude the cost reduction program and other charges.

Attachments: Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s second-quarter results is being held this morning, July 29, at 11:00 am Eastern Daylight Time. The number is (631) 485-4849 – Conference ID: 72624899. The call is also available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

About Praxair

Praxair, Inc., a Fortune 250 company with 2014 sales of $12.3 billion, is the largest industrial gases company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, primary metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

PRAXAIR, INC. AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Net Income - Praxair, Inc.		Diluted EPS
	2015	2014	2015	2014	2015	2014	2015	2014
Quarter Ended June 30
Reported GAAP Amounts	$2,738	$3,113	$480	$697	$308	$467	$1.06	$1.58
Cost reduction program and other charges(a)	-	-	146	-	112	-	0.39	-
Adjusted amounts	$2,738	$3,113	$626	$697	$420	$467	$1.45	$1.58

Year To Date June 30
Reported GAAP Amounts	$5,495	$6,139	$1,103	$1,372	$724	$915	$2.49	$3.08
Cost reduction program and other charges(a)	-	-	146	-	112	-	0.39	-
Adjusted amounts	$5,495	$6,139	$1,249	$1,372	$836	$915	$2.88	$3.08

(a)	Charges in the 2015 second quarter related to the cost reduction program and other charges.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2015	2014	2015	2014

SALES	$2,738	$3,113	$5,495	$6,139
Cost of sales	1,516	1,767	3,046	3,493
Selling, general and administrative	297	335	596	661
Depreciation and amortization	278	293	555	578
Research and development	23	24	47	47
Cost reduction program and other charges	146	-	146	-
Other income (expense) - net	2	3	(2)	12
OPERATING PROFIT	480	697	1,103	1,372
Interest expense - net	40	43	84	89
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	440	654	1,019	1,283
Income taxes	131	183	293	359
INCOME BEFORE EQUITY INVESTMENTS	309	471	726	924
Income from equity investments	10	10	21	19
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	319	481	747	943
Less: noncontrolling interests	(11)	(14)	(23)	(28)
NET INCOME - PRAXAIR, INC.	$308	$467	$724	$915

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.07	$1.59	$2.51	$3.12

Diluted earnings per share	$1.06	$1.58	$2.49	$3.08

Cash dividends	$0.715	$0.65	$1.43	$1.30

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	287,939	292,945	288,541	293,570
Diluted shares outstanding (000's)	290,102	295,976	290,940	296,679

Note:	See page 4 for a reconciliation to 2015 adjusted amounts which are non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	June 30,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$136	$126
Accounts receivable - net	1,760	1,796
Inventories	548	551
Prepaid and other current assets	376	366
TOTAL CURRENT ASSETS	2,820	2,839
Property, plant and equipment - net	11,363	11,997
Goodwill	3,065	3,121
Other intangibles - net	582	603
Other long-term assets	1,237	1,242
TOTAL ASSETS	$19,067	$19,802

LIABILITIES AND EQUITY
Accounts payable	$782	$864
Short-term debt	532	587
Current portion of long-term debt	2	2
Other current liabilities	930	1,037
TOTAL CURRENT LIABILITIES	2,246	2,490
Long-term debt	8,813	8,669
Other long-term liabilities	2,489	2,457
TOTAL LIABILITIES	13,548	13,616

REDEEMABLE NONCONTROLLING INTERESTS	175	176

EQUITY
Praxair, Inc. shareholders' equity	4,964	5,623
Noncontrolling interests	380	387
TOTAL EQUITY	5,344	6,010
TOTAL LIABILITIES AND EQUITY	$19,067	$19,802

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2015	2014	2015	2014
OPERATIONS
Net income - Praxair, Inc.	$308	$467	$724	$915
Noncontrolling interests	11	14	23	28
Net income (including noncontrolling interests)	319	481	747	943

Adjustments to reconcile net income to net cash provided
by operating activities:
Cost reduction program and other charges, net of payments	135	-	135	-
Depreciation and amortization	278	293	555	578
Accounts receivable	6	(33)	(44)	(169)
Inventory	(9)	(17)	(15)	(33)
Payables and accruals	3	84	(63)	(32)
Pension contributions	(1)	(4)	(12)	(13)
Deferred income taxes and other	(24)	43	(88)	109
Net cash provided by operating activities	707	847	1,215	1,383

INVESTING
Capital expenditures	(352)	(384)	(749)	(777)
Acquisitions, net of cash acquired	(38)	(46)	(43)	(170)
Divestitures and asset sales	238	5	240	71
Net cash used for investing activities	(152)	(425)	(552)	(876)

FINANCING
Debt increase (decrease) - net	(89)	(100)	201	364
Issuances of common stock	17	20	61	69
Purchases of common stock	(234)	(160)	(469)	(446)
Cash dividends - Praxair, Inc. shareholders	(205)	(190)	(412)	(381)
Excess tax benefit on stock option exercises	3	4	17	24
Noncontrolling interest transactions and other	(19)	29	(25)	(111)
Net cash provided by (used for) financing activities	(527)	(397)	(627)	(481)

Effect of exchange rate changes on cash and
cash equivalents	(9)	4	(26)	9

Change in cash and cash equivalents	19	29	10	35
Cash and cash equivalents, beginning-of-period	117	144	126	138

Cash and cash equivalents, end-of-period	$136	$173	$136	$173

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2015	2014	2015	2014
SALES
North America	$1,482	$1,628	$2,981	$3,208
Europe	331	408	657	805
South America	388	509	789	997
Asia	387	394	758	786
Surface Technologies	150	174	310	343
Consolidated sales	$2,738	$3,113	$5,495	$6,139

OPERATING PROFIT
North America	$388	$398	$767	$776
Europe	63	78	125	157
South America	81	113	166	226
Asia	69	76	138	151
Surface Technologies	25	32	53	62
Segment operating profit	626	697	1,249	1,372
Cost reduction program and other charges	(146)	-	(146)	-
Total operating profit	$480	$697	$1,103	$1,372

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2015		2014
	Q2 (b)	Q1	Q4 (c)	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,738	$2,757	$2,990	$3,144	$3,113	$3,026
Cost of sales	1,516	1,530	1,689	1,780	1,767	1,726
Selling, general and administrative	297	299	320	327	335	326
Depreciation and amortization	278	277	291	301	293	285
Research and development	23	24	24	25	24	23
Cost reduction program and other charges	146	-	138	-	-	-
Other income (expenses) - net	2	(4)	(3)	-	3	9
Operating profit	480	623	525	711	697	675
Interest expense - net	40	44	79	45	43	46
Income taxes	131	162	145	187	183	176
Income from equity investments	10	11	12	11	10	9
Net income (including noncontrolling interests)	319	428	313	490	481	462
Less: noncontrolling interests	(11)	(12)	(11)	(13)	(14)	(14)
Net income - Praxair, Inc.	$308	$416	$302	$477	$467	$448

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.06	$1.43	$1.03	$1.62	$1.58	$1.51
Cash dividends per share	$0.715	$0.715	$0.65	$0.65	$0.65	$0.65
Diluted weighted average shares outstanding (000's)	290,102	291,652	293,555	295,239	295,976	297,253

ADJUSTED AMOUNTS (a)
Operating profit	$626	$623	$663	$711	$697	$675
Operating margin	22.9%	22.6%	22.2%	22.6%	22.4%	22.3%
Net Income	$420	$416	$460	$477	$467	$448
Diluted earnings per share	$1.45	$1.43	$1.57	$1.62	$1.58	$1.51

FROM THE BALANCE SHEET
Net debt (a)	$9,211	$9,279	$9,132	$8,953	$8,992	$9,126
Capital (a)	$14,730	$14,842	$15,318	$16,083	$16,492	$16,319
Debt-to-capital ratio (a)	62.5%	62.5%	59.6%	55.7%	54.5%	55.9%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$707	$508	$772	$713	$847	$536
Cash flow used for investing activities	$152	$400	$491	$436	$425	$451
Cash flow used for financing activities	$527	$100	$260	$267	$397	$84
Capital expenditures	352	397	482	430	384	393
Acquisitions	38	5	15	21	46	124
Cash dividends	205	207	189	189	190	191

OTHER INFORMATION
After-tax return on capital (ROC) (a)	12.6%	12.6%	12.7%	12.6%	12.6%	12.6%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	30.5%	29.6%	28.7%	28.2%	28.3%	28.7%
Adjusted EBITDA (a)	$914	$911	$966	$1,023	$1,000	$969
Adjusted EBITDA margin (a)	33.4%	33.0%	32.3%	32.5%	32.1%	32.0%
Debt-to-adjusted EBITDA ratio (a)	2.4	2.3	2.3	2.2	2.3	2.3
Number of employees	27,302	27,680	27,780	27,626	27,735	27,578

SEGMENT DATA
SALES
North America	$1,482	$1,499	$1,589	$1,639	$1,628	$1,580
Europe	331	326	356	385	408	397
South America	388	401	473	523	509	488
Asia	387	371	407	426	394	392
Surface Technologies	150	160	165	171	174	169
Total sales	$2,738	$2,757	$2,990	$3,144	$3,113	$3,026
OPERATING PROFIT
North America	$388	$379	$388	$416	$398	$378
Europe	63	62	63	71	78	79
South America	81	85	105	118	113	113
Asia	69	69	77	75	76	75
Surface Technologies	25	28	30	31	32	30
Segment operating profit	626	623	663	711	697	675
Cost reduction program and other charges	(146)	-	(138)	-	-	-
Total operating profit	$480	$623	$525	$711	$697	$675

(a)	Non-GAAP measure, see Appendix.

(b)	In the second quarter of 2015, Praxair recorded pre-tax charges totaling $146 million ($112 million after-tax and non-controlling interests, or $0.39 per diluted share) related to cost reduction actions taken in response to lower volumes resulting from economic slowdown in emerging markets and energy related end-markets. The charges by segment are as follows: $62 million in South America; $26 million in North America; $20 million in Europe; and $19 million in each of Asia and Surface Technologies.

(c)	2014 includes: (i) a charge of $36 million ($22 million after-tax, or $0.07 per diluted share) related to a bond redemption, (ii) a charge of $7 million ($5 million after-tax, or $0.02 per diluted share) related to pension settlement and (iii) a charge of $131 million ($131 million after-tax, or $0.45 per diluted share), related to a Venezuela currency devaluation. Refer to Notes 2 and 7 to Praxair's 2014 Annual Report for additional information.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impacts of the 2015 second quarter cost reduction program and other charges, 2014 fourth quarter pension settlement, bond redemption and loss on Venezuela currency devaluation, 2013 fourth quarter bond redemption and the income tax benefit related to the realignment of Praxair's Italian legal structure, the 2013 third quarter pension settlement, the 2013 first quarter loss on Venezuela currency devaluation.

	2015		2014				2013
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating cash flow	$707	$508	$772	$713	$847	$536	$964	$904	$577	$472
Less: capital expenditures	(352)	(397)	(482)	(430)	(384)	(393)	(516)	(516)	(522)	(466)
Free Cash Flow	$355	$111	$290	$283	$463	$143	$448	$388	$55	$6

Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,347	$9,396	$9,258	$9,121	$9,165	$9,270	$8,811	$9,026	$9,106	$8,676
Less: cash and cash equivalents	(136)	(117)	(126)	(168)	(173)	(144)	(138)	(134)	(102)	(113)
Net debt	9,211	9,279	9,132	8,953	8,992	9,126	8,673	8,892	9,004	8,563
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	175	170	176	190	194	195	307	290	259	255
Praxair, Inc. shareholders' equity	4,964	5,018	5,623	6,552	6,911	6,600	6,609	6,210	5,928	6,169
Noncontrolling interests	380	375	387	388	395	398	394	365	357	357
Total equity and redeemable noncontrolling interests	5,519	5,563	6,186	7,130	7,500	7,193	7,310	6,865	6,544	6,781
Capital	$14,730	$14,842	$15,318	$16,083	$16,492	$16,319	$15,983	$15,757	$15,548	$15,344

Debt-to-capital	62.5%	62.5%	59.6%	55.7%	54.5%	55.9%	54.3%	56.4%	57.9%	55.8%

After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$626	$623	$663	$711	$697	$675	$690	$679	$665	$623
Less: adjusted income taxes (a)	(164)	(162)	(161)	(187)	(183)	(176)	(182)	(178)	(174)	(164)
Less: tax benefit on adjusted interest expense (a)	(11)	(12)	(12)	(13)	(12)	(13)	(11)	(11)	(11)	(11)
Add: income from equity investments	10	11	12	11	10	9	9	8	11	10
Adjusted net operating profit after-tax (NOPAT)	$461	$460	$502	$522	$512	$495	$506	$498	$491	$458
4-quarter trailing adjusted NOPAT	$1,945	$1,996	$2,031	$2,035	$2,011	$1,990	$1,953	$1,900	$1,859	$1,836

Ending capital (see above)	$14,730	$14,842	$15,318	$16,083	$16,492	$16,319	$15,983	$15,757	$15,548	$15,344
5-quarter average ending capital	$15,493	$15,811	$16,039	$16,127	$16,020	$15,790	$15,302	$14,829	$14,281	$13,821

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	12.6%	12.6%	12.7%	12.6%	12.6%	12.6%	12.8%	12.8%	13.0%	13.3%

Return on Praxair, Inc. Shareholders' Equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$420	$416	$460	$477	$467	$448	$462	$451	$445	$414
4-quarter trailing adjusted net income - Praxair, Inc.	$1,773	$1,820	$1,852	$1,854	$1,828	$1,806	$1,772	$1,724	$1,692	$1,676

Ending Praxair, Inc. shareholders' equity	$4,964	$5,018	$5,623	$6,552	$6,911	$6,600	$6,609	$6,210	$5,928	$6,169
5-quarter average Praxair shareholders' equity	$5,814	$6,141	$6,459	$6,576	$6,452	$6,303	$6,196	$6,077	$5,958	$5,961

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	30.5%	29.6%	28.7%	28.2%	28.3%	28.7%	28.6%	28.4%	28.4%	28.1%

Adjusted EBITDA, Adjusted EBITDA Margin and Debt-to-Adjusted EBITDA Ratio - These measures are used by investors, financial analysts and management to assess a company's ability to meet its financial obligations.

Adjusted net income - Praxair, Inc. (a)	$420	$416	$460	$477	$467	$448	$462	$451	$445	$414
Add: adjusted noncontrolling interests (a)	12	12	11	13	14	14	17	17	16	15
Add: adjusted interest expense - net (a)	40	44	43	45	43	46	38	41	41	40
Add: adjusted income taxes (a)	164	162	161	187	183	176	182	178	174	164
Add: depreciation and amortization	278	277	291	301	293	285	287	281	275	266
Adjusted EBITDA	$914	$911	$966	$1,023	$1,000	$969	$986	$968	$951	$899

Reported sales	$2,738	$2,757	$2,990	$3,144	$3,113	$3,026	$3,010	$3,013	$3,014	$2,888
Adjusted EBITDA margin	33.4%	33.0%	32.3%	32.5%	32.1%	32.0%	32.8%	32.1%	31.6%	31.1%

Ending net debt (see above)	$9,211	$9,279	$9,132	$8,953	$8,992	$9,126	$8,673	$8,892	$9,004	$8,563
5-quarter average net debt	$9,113	$9,096	$8,975	$8,927	$8,937	$8,852	$8,467	$8,138	$7,738	$7,287
4-quarter trailing adjusted EBITDA	$3,814	$3,900	$3,958	$3,978	$3,923	$3,874	$3,804	$3,697	$3,608	$3,550

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.4	2.3	2.3	2.2	2.3	2.3	2.2	2.2	2.1	2.1

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Interest Expense - net, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the periods presented. Additionally, this table presents cash income taxes and cash interest, net of interest capitalized and excluding the bond redemption costs for 2014 and 2013; and presents the percentage changes in Diluted EPS Guidance for the third quarter and full year 2015 as compared to 2014 Diluted EPS. The adjusted percentages are based on Adjusted diluted EPS amounts, excluding estimated currency impacts.

	Year-to-date June 30,	Second Quarter	Year	Fourth Quarter	Year	Fourth Quarter	Third Quarter	First Quarter
	2015	2015	2014	2014	2013	2013	2013	2013
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$1,103	$480	$2,608	$525	$2,625	$690	$670	$600
Add: Cost reduction program and other charges	146	146	-	-	-	-	-	-
Add: Pension settlement charge	-	-	7	7	9	-	9	-
Add: Venezuela currency devaluation	-	-	131	131	23	-	-	23
Total adjustments	146	146	138	138	32	-	9	23
Adjusted operating profit	$1,249	$626	$2,746	$663	$2,657	$690	$679	$623

Reported percentage change	-20%	-31%
Adjusted percentage change	-9%	-10%

Reported sales	$5,495	$2,738	$12,273	$2,990	$11,925	$3,010	$3,013	$2,888
Adjusted operating profit margin	22.7%	22.9%	22.4%	22.2%	22.3%	22.9%	22.5%	21.6%

Adjusted Interest Expense - net
Reported interest expense - net	$84	$40	$213	$79	$178	$56	$41	$40
Less: Bond redemption	-	-	(36)	(36)	(18)	(18)	-	-
Adjusted interest expense - net	$84	$40	$177	$43	$160	$38	$41	$40

Adjusted Income Taxes
Reported income taxes	$293	$131	$691	$145	$649	$136	$175	$164
Add: Cost reduction program and other charges	33	33	-	-	-	-	-	-
Add: Bond redemption	-	-	14	14	6	6	-	-
Add: Income tax benefit	-	-	-	-	40	40	-	-
Add: Pension settlement charge	-	-	2	2	3	-	3	-
Total adjustments	33	33	16	16	49	46	3	-
Adjusted income taxes	$326	$164	$707	$161	$698	$182	$178	$164

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$1,019	$440	$2,395	$446	$2,447	$634	$629	$560
Add: Cost reduction program and other charges	146	146	-	-	-	-	-	-
Add: Bond redemption	-	-	36	36	18	18	-	-
Add: Pension settlement charge	-	-	7	7	9	-	9	-
Add: Venezuela currency devaluation	-	-	131	131	23	-	-	23
Total adjustments	146	146	174	174	50	18	9	23
Adjusted income before income taxes and equity investments	$1,165	$586	$2,569	$620	$2,497	$652	$638	$583

Adjusted income taxes (above)	$326	$164	$707	$161	$698	$182	$178	$164
Adjusted effective tax rate	28%	28%	28%	26%	28%	28%	28%	28%

Adjusted Noncontrolling interests
Reported noncontrolling interests	$23	$11	$52	$11	$81	$33	$17	$15
Add: Cost reduction program and other charges	1	1	-	-	-	-	-	-
Less: Income tax benefit	-	-	-	-	(16)	(16)	-	-
Total adjustments	1	1	-	-	(16)	(16)	-	-
Adjusted noncontrolling interests	$24	$12	$52	$11	$65	$17	$17	$15

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$724	$308	$1,694	$302	$1,755	$474	$445	$391
Add: Cost reduction program and other charges	112	112	-	-	-	-	-	-
Add: Bond redemption	-	-	22	22	12	12	-	-
Less: Income tax benefit	-	-	-	-	(24)	(24)	-	-
Add: Pension settlement charge	-	-	5	5	6	-	6	-
Add: Venezuela currency devaluation	-	-	131	131	23	-	-	23
Total adjustments	112	112	158	158	17	(12)	6	23
Adjusted net income - Praxair, Inc.	$836	$420	$1,852	$460	$1,772	$462	$451	$414

Reported percentage change	-21%	-34%
Adjusted percentage change	-9%	-10%

Adjusted Diluted EPS
Reported diluted EPS	$2.49	$1.06	$5.73	$1.03	$5.87	$1.59	$1.49	$1.30
Add: Cost reduction program and other charges	0.39	0.39	-	-	-	-	-	-
Add: Bond redemption	-	-	0.07	0.07	0.04	0.04	-	-
Less: Income tax benefit	-	-	-	-	(0.08)	(0.08)	-	-
Add: Pension settlement charge	-	-	0.02	0.02	0.02	-	0.02	-
Add: Venezuela currency devaluation	-	-	0.45	0.45	0.08	-	-	0.08
Total adjustments	0.39	0.39	0.54	0.54	0.06	(0.04)	0.02	0.08
Adjusted diluted EPS	$2.88	$1.45	$6.27	$1.57	$5.93	$1.55	$1.51	$1.38

Cash Income Taxes and Interest
Income taxes paid			$606		$532
Interest paid, net of interest capitalized and excluding bond redemption			$174		$166

Third Quarter and Full-Year 2015 Diluted EPS Guidance*
	Third Quarter 2015		Full Year 2015
	Low End	High End	Low End	High End

2015 adjusted diluted EPS guidance	$1.42	$1.49	$5.80	$5.95
2014 adjusted diluted EPS (see above for full year amounts)	$1.62	$1.62	$6.27	$6.27

Adjusted percentage change	-12%	-8%	-8%	-5%
Adjusted percentage changes, excluding estimated currency impact	0%	4%	3%	6%

*	Excludes cost reduction charges recorded in the second quarter and the impact of pension settlement charges expected to be recorded in the third quarter.

CONTACT:
Praxair, Inc.
Media:
Jason Stewart, (203) 837-2448
jason_stewart@praxair.com
or
Investors:
Kelcey Hoyt, (203) 837-2118
kelcey_hoyt@praxair.com